UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

400 Coeur d’Alene Mines Bldg., 505 Front Avenue,	83814
Coeur d’Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        On March 28, 2006, CDE Australia Pty Ltd. (“CDEA”), a wholly-owned subsidiary of Coeur d’Alene Mines Corporation (the “Company”), entered into an amendment (the “Amendment”) to the Silver Sale and Purchase Agreement, dated April 7, 2005, (the “Agreement”) between CDEA and Cobar Operations Pty Limited (“Cobar”), a wholly-owned subsidiary of CBH Resources Ltd (“CBH”), an Australian mining company. Entry into the original Agreement was reported by the Company in its Form 8-K dated April 7, 2005. Cobar owns and operates the Endeavor Mine in Australia. Pursuant to the Agreement, CDEA agreed to buy, and Cobar agreed to sell, the silver contained in ore to be mined at the Endeavor Mine for a total of approximately US$38.5 million.

        The modifications to the original Agreement effected by the Amendment are as follows:

•	CDE Australia Pty Ltd (“CDEA”) will receive a maximum of 20.0 million ounces of payable silver from the Endeavor Mine, an increase from 17.7 million ounces.

•	The 50/50 sharing in silver prices above US$5.23 per ounce beginning in June 2007 will be amended as follows:

•	The silver price sharing will be altered so that it will commence when a total of 2,073,000 ounces of payable silver has been delivered to CDEA or June 2007, whichever occurs later; and

•	The threshold silver price for price participation will be increased to US$7.00 per ounce from US$5.23 per ounce.

In return, CDEA will make available a loan facility of A$15 million to Cobar on the basis of a parent company guarantee from CBH. The loan will bear interest at the fixed rate of 7.75% and is repayable out of the remaining A$30 million still to be paid by CDEA under the terms of the original Agreement.

Cobar will not be entitled to draw down the loan facility unless (a) it has received unconditional commitments from underwriters or purchasers for subscriptions for CBH common shares aggregating A$19.5 million; (b) an independent report to be prepared on Cobar’s operating plan confirms its technical feasibility; and (c) CDEA is satisfied that the Endeavor Mine is operating substantially in accordance with Cobar’s operating plan.

Finally, the payment by CDEA of the remaining A$15 million from the original transaction will be made once (a) the pastefill plant at the Endeavor Mine operates to pre-agreed criteria for 30 consecutive days; and (b) the mill operates in the ordinary course for three consecutive months at an average rate equivalent to 1.2 million tonnes per annum and the recovered silver from operations is equal to or exceeds the projected number of ounces.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)
Dated: March 28, 2006	By: /s/ Dennis E. Wheeler
Dennis E. Wheeler
Chief Executive Officer